BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

06/24/2020

Work Order Item Number:	W2020062400185-653032
Filing Number:	20200742385
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	6/24/2020 8:54:00 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0296952010-5

Entity Name: GENUFOOD ENERGY ENZYMES CORP.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
REGISTERED AGENT SOLUTIONS, INC.
4625 WEST NEVSO DR STE 2, Las Vegas, NV 89103, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E0296952010-5
Barbara K. Cegavske (signature)	Filing Number 20200742385
Secretary of State State Of Nevada	Filed On 6/24/2020 8:54:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Genufood Energy Enzymes Corp. Entity or Nevada Business Identification Number (NVID): E0296952010-5
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 10,000,000,000, par value $0.001 per share
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 10,000,000,000, par value $0.001 per share
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: The change is a 1 for 100 reverse stock split of the common stock. One share of common stock will be issued after the change for each 100 shares of common stock previously issued.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Fractional shares of common stock shall be rounded up to the nearest whole share.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: July 6, 2020 Time: 9:00 am (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X /s/ Jui Pin (John) Lin (signature) — Signature of Officer; President — Title; 06/24/20 — Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.